Exhibit 10.39

THIRD AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Third Amendment (this “Amendment”) to Executive Employment Agreement is made as of June 6, 2014. This Amendment amends the Executive Employment Agreement, dated as of February 1, 2004, as amended by the Amendment to Executive Employment Agreement dated as of December 22, 2008 and the Second Amendment to Executive Employment Agreement dated as of February 1, 2014, by and between Ambrx, Inc., a Delaware corporation (the “Company”) and John W. Wallen, III (“Executive”) (the “Agreement”). This Amendment will be effective upon the closing of the initial public offering of the Company.

The Agreement is hereby amended as follows:

1.	Section 8.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“8.2      Involuntary Termination without Cause or Resignation for Good Reason following Change of Control. In the event of Executive’s Separation from Service by reason of Executive’s involuntary termination without Cause (as defined in the Stock Option Agreement), or Executive’s resignation for Good Reason (as defined in the Stock Option Agreement), within three (3) months prior to a Change in Control, or on or within twelve (12) months following a Change in Control (as defined below) involving a Major Company (as defined in the Stock Option Agreement), then provided that Executive executes and delivers to the Company within fifty (50) days following Executive’s Separation from Service, and does not revoke, a standard mutual release of claims with the Company:

(A)     If Executive’s Separation from Service occurs within three (3) months prior to a Change in Control, Executive shall be entitled to receive a total severance benefit in an amount equal to: (1) nine (9), multiplied by (2) Executive’s monthly Base Salary as in effect immediately prior to the date of Separation from Service. Such severance benefit shall be paid to Executive in a lump sum payment on a date determined by the Company within fifteen (15) days following the date of such Change in Control;

(B)     If Executive’s Separation from Service occurs on or within twelve (12) months following a Change in Control, Executive shall be entitled to receive a total severance benefit in an amount equal to: (1) nine (9), multiplied by (2) Executive’s monthly Base Salary as in effect immediately prior to the date of Separation from Service. Such severance benefit shall be paid to Executive in a lump sum payment on the sixtieth (60th) day following Executive’s Separation from Service;

(C)     Executive shall be entitled to receive Executive’s target annual bonus under such bonus plan or plans in effect at the time of Executive’s Separation from Service, prorated to reflect nine (9) months of service, without regard to the number of months Executive was employed in the year of Separation from Service. Such severance benefit shall be paid to Executive in a lump sum payment on the sixtieth (60th) day following the date of Executive’s Separation from Service;

(D)    Executive shall be entitled to receive a payment equal to: (1) nine (9), multiplied by (2) the monthly premium Executive would have been required to pay for continuation coverage pursuant to COBRA for Executive and his eligible dependents who were covered under the Company’s health plans as of the date of Executive’s Separation from Service (calculated by reference to the premium as of the date of termination) (provided that Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including, without limitation, his election of such coverage and his timely payment of premiums. Such severance benefit shall be paid to Executive in a lump sum payment on the sixtieth (60th) day following the date of Executive’s Separation from Service. For the avoidance of doubt, the Company shall not be required to pay any tax gross-up payment with respect to such lump sum cash payment; and

(E)    Executive shall receive acceleration of vesting with respect to 100% of the Executive’s then unvested options and restricted stock outstanding at the time of termination.”

2.	The Agreement, as amended herein, shall remain in full force and effect.

THE PARTIES TO THIS AMENDMENT HAVE READ THE FOREGOING AMENDMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AMENDMENT ON THE DATES SHOWN BELOW.

JOHN W. WALLEN, III

Dated:	June 6, 2014	/s/ John W. Wallen III
		Address:	13761 Rosecroft Way
San Diego, CA 92130

AMBRX, INC.

Dated:	June 6, 2014	By:	/s/ Lawson Macartney
		Name:	Lawson Macartney
		Title:	President and Chief Executive Officer